EXHIBIT 10.1

                (Amendment 1 to Purchase and Supply Agreement)

                                 AMENDMENT 1
                        PURCHASE AND SUPPLY AGREEMENT

     This Amendment 1 ("Amendment 1") to the May 28, 1998 Purchase and Supply Agreement (the "Agreement") by and between Delco Electronics Corporation, a Delaware corporation and a subsidiary of Delphi Automotive Systems LLC, ("Delco") and Flexpoint, Inc. a Utah corporation ("Flexpoint") shall become effective as of May 5, 2000 (the "Effective Date") and is being issued pursuant to Section 5.09 of the Agreement. Delco and Flexpoint are sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party".

The Agreement shall be amended as follows:

1.    Section 2 is deleted in its entirety and replaced with the following:

2.    SUPPORT

      2.01 During the term of this Agreement, Flexpoint shall cooperate and provide Delco with reasonable engineering support for the design and assembly of the WBSS as needed by Delco and Delco shall provide Flexpoint with financial support in the form of an interest free loan as set forth in this
Section 2.01. Such interest free loan is secured by the executed promissory note attached hereto as Exhibit "G", evidencing Flexpoint's obligation to repay the loan payments made by Delco. The following loan payments will be made to Flexpoint by Delco during the twelve (12) months following the execution of the Amendment 1 to the Agreement:

Loan Payment Amount         Loan Payment Due Date
-------------------         ----------------------
$800,000.00                    Upon execution of Amendment 1 to the Agreement.
$300,000.00                    Each month for eleven (11) months following the
                            execution of Amendment 1 to the Agreement.

     Such loan payments to be made to Flexpoint by Delco which are set forth above shall not exceed Four Million One Hundred Thousand Dollars ($4,100,000) and shall be for costs directly related to Delco programs only. Such loan shall not be subordinated to other Flexpoint debt.

     Delco shall retain the right to withhold subsequent $300,000 monthly loan disbursements to Flexpoint in the event that Flexpoint fails to continue to use its best efforts to successfully implement the SENSOR MAT and meet any mutually established critical milestones after it is given a right to cure any deficiencies. If Delco determines that Flexpoint is not utilizing its best efforts to successfully implement the SENSOR MAT and has failed to meet mutually established critical milestones then Delco shall give Flexpoint written notification of the specific deficiencies. Flexpoint shall be given sixty (60) days from the date of the notice in which to cure the deficiencies. If Flexpoint is unable to cure the deficiencies then Delco may discontinue the payments. When Flexpoint has cured the deficiencies Delco shall again make the monthly disbursements. Notwithstanding any other provisions to the contrary, payments shall not be discontinued for any deficiencies that are the result of third parties over which Flexpoint has no control.

Flexpoint shall provide a summary of Flexpoint's monthly expenditures documenting that such expenditures are for the Delco program related costs only. Delco has the right to audit Flexpoint's expenditures to insure that such expenditures are applied towards Delco program related costs only.

      2.02 In addition to the loan payments outlined above in Section 2.01, Delco will make the engineering spending reimbursements listed in the revised Exhibit "B", which is attached hereto and herein incorporated by reference.

      2.03 During the term of this Agreement, Delco shall cooperate and provide Flexpoint with reasonable engineering support to assist Flexpoint to accomplish QS9000 certification and to implement world class manufacturing practices. However, attainment of such QS9000 certification shall be solely the responsibility of Flexpoint. Delco makes no representation that Delco's assistance to Flexpoint will assure that Flexpoint will be able to attain such certification.

      2.04 In order for Delco to recoup the loan payments made to Flexpoint pursuant to Section 2.01 hereof, Delco shall have the option, at its sole discretion, to receive loan reimbursement payments from Flexpoint by : (i) exercising warrants to be issued as hereinafter set forth and having the exercise price of the warrants credited towards repayment of the loan; or
(ii) through a rebate of seven percent (7%) of the piece price for every SENSOR MAT purchased by Delco under the Agreement, until all loan amounts paid to Flexpoint pursuant to Section 2.01 of the Agreement have been reimbursed in full or (iii) by a combination of the methods of repayment set forth in (i) and (ii) of this sentence. These rebate payments by Flexpoint are to be made at the end of each calendar quarter beginning with the end of the calendar quarter in which Delco purchases the first production SENSOR MAT. Quarterly increases to the rebate percentage, not to exceed ten percent (10%) of the piece price, will be made if the actual and forecasted volumes indicate the total repayment will take longer than four (4) years after Delco purchases the first production SENSOR MAT. These increases shall be made by prorating the unpaid balance of the loan by the number of production units forecasted between the adjustment quarter and the end of the four (4) year period which began after Delco purchased the first production SENSOR MAT. In the event that five (5) years after Delco purchases the first production SENSOR MAT the total loan amount has not been paid in full by Flexpoint, subsequent payments after year five (5) will be based on a ten percent (10%) rebate until the loan is paid in full.

      In order to facilitate repayment of the loan through exercise of warrants, if Delco in its sole discretion chooses such form of repayment as set forth in clause (i) or clause (iii) of the preceding paragraph, Delco shall have the option of receiving warrants on Flexpoint Sensor Systems, Inc. common stock commensurate with Delco's disbursements to Flexpoint. Such warrants shall be issued as soon as practicable after entering into a warrant agreement in form and substance satisfactory to Flexpoint and Delco, but in no event later than September 1, 2001, unless Delco otherwise agrees; provided, however, the exercise price of the warrants shall not exceed one hundred fifteen percent (115%) of Flexpoint Sensor Systems, Inc. common stock closing price on the Effective Date of this Amendment 1. Issuance of the warrants does not in itself obligate Delco to choose repayment through exercise of the warrants. However, the Parties agree that the warrants shall be exercisable only with proceeds payable under the loan.

2. Section 6 (Non Competition) of the Agreement is deleted in its entirety.

3. Exhibit "A" (GM Platforms) of the Agreement is deleted in its entirety and replaced with a revised Exhibit "A" which is attached to this Amendment 1 and herein incorporated by reference.

4. Exhibit "B" (Engineering Spending Curve) of the Agreement is deleted in its entirety and replaced with a revised Exhibit "B" which is attached to this Amendment 1 and herein incorporated by reference.

5. Exhibit "F" (Customer Based Platforms), which is attached to the Agreement, is deleted in its entirety.

The Parties further agree to continue in good faith to discuss and negotiate additional amendments to the Agreement. Except for the amendments to the Agreement set forth above in this Amendment 1 and until amended by subsequent amendments, all other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have caused this Amendment 1 to the Agreement to be executed on their behalf by their duly authorized officers, and such Amendment 1 shall become effective on the Effective Date set forth above.

DELCO ELECTRONICS CORPORATION             FLEXPOINT, INC.


By: /s/ Tonya D. Goodier                  By: /s/ Doug M. Odom

Name:  Tonya D. Goodier                   Name:   Doug M. Odom
       -----------------------------              -----------------------
Title: Product Line Executive             Title:  President
       -----------------------------              -----------------------
       Integrated Safety Electronics
       -----------------------------

Date: May 8, 2000                         Date: May 5, 2000


By: /s/ Jon R. Anderson

Name:  Jon R. Anderson
       -----------------------------
Title: Director Purchasing
       -----------------------------

Date: May 8, 2000